PURCHASE AND SALE AGREEMENT
                         And JOINT ESCROW INSTRUCTIONS




                                by and between


                        PACIFIC LIFE INSURANCE COMPANY


                                      as

                                   "Seller"



                                      and


                       ARDEN REALTY LIMITED PARTNERSHIP


                                      as

                                    "Buyer"



                            dated November 3,  1997


                          PURCHASE AND SALE AGREEMENT
                         And JOINT ESCROW INSTRUCTIONS

                                By and Between

                        PACIFIC LIFE INSURANCE COMPANY

                                      and

                       ARDEN REALTY LIMITED PARTNERSHIP


                               TABLE OF CONTENTS


ARTICLE I.       Definitions

ARTICLE II.      Agreement of Purchase and Sale

ARTICLE III.     Execution of Agreement; Conditions Prior to Closing Date

ARTICLE IV.      Representations, Warranties and Covenants of
                 Seller and Buyer

ARTICLE V.       Action on the Closing Date

ARTICLE VI.      Termination

ARTICLE VII.     Costs and Commissions

ARTICLE VIII.    Post-Closing Cooperation

ARTICLE IX.      Default by Buyer

ARTICLE X.       Default by Seller

ARTICLE XI.      Exchange Provisions

ARTICLE XII.     Miscellaneous

EXHIBITS

  "A"          Legal Description
  "B"          Audit Letter
  "C"          Rent Roll
  "C-1"        Assignment of Contract
  "D"          Grant Deed
  "E"          Form of Tenant Estoppel Certificate
  "E-1"        Form of Seller's Certificate
  "F"          Assignment of Rights, Warranties and Permits
  "G"          Assignment and Assumption of Service Contracts
  "H"          Assignment and Assumption of Leases
  "I"          Bill of Sale
  "J"          Transferor's Certificate of Non-Foreign Status

                          PURCHASE AND SALE AGREEMENT
                         And JOINT ESCROW INSTRUCTIONS

     This Agreement ("Agreement") is made as of this 3rd day of November, 1997, between PACIFIC LIFE INSURANCE COMPANY, a California corporation and ARDEN REALTY LIMITED PARTNERSHIP a Maryland limited partnership ("Buyer").


                                  ARTICLE I.
                                  Definitions

     The terms set forth below shall have the following meanings:

      1.1 Closing: Payment of Seller's proceeds, and delivery of the Deed in favor of Buyer, in accordance with the terms of this Agreement.

     1.2       Closing Date:  On or before December 4, 1997.

     1.3  Earnest Money Deposit (to be credited to Purchase Price):  $500,000.

     1.4    Escrow Agent: First American Title Insurance Company
                      114 E. Fifth Street
                      Santa Ana, California 92701
                      Attn:   Judith M. Moore
                      Telephone No.:    (714) 647-4466
                      Fax No.:  (714) 647-2235

     1.5 Improvements: The improvements consist of three (3) office buildings containing a total of approximately 302,500 rentable square feet, and all related improvements.

       1.6    Leases:   All  leases,  subleases,  amendments,  extensions   and
assignments and guarantees affecting the occupancy of the Property.

      1.7 Permitted Exceptions: (i) Nondelinquent real property taxes and special assessments, if any; (ii) utility easements to service the Property which do not materially interfere with its existing use; and (iii) such title matters as Buyer shall have approved in accordance with Section 3.6 below, and such other matters as may appear as exceptions to title in accordance with
Section 3.6 below.

      1.8 Personal Property: All equipment, appliances, tools, machinery, supplies and other personal property owned by Seller and located at and used in connection with the operation of the Property, excluding the telephone system and related telephone equipment located in the following offices of the
Property: the on-site property management office, the engineer's office, the security office, and the access phones located at each entrance to each building of the Property, which have not or will not become trade fixtures under the terms of the Leases, as more particularly described in the Bill of Sale attached hereto as Exhibit "I".

     1.9 Property: The Property shall collectively include the Real Property, the Improvements, the Personal Property, if any, and all of Seller's interest in the Leases, the Service Contracts and the rights, warranties and permits described in Exhibit "F" attached hereto ("Permits").

     1.10 Purchase Price: $33,000,000.

      1.11 Real Property: Those certain tracts or parcels of land described in Exhibit "A" attached hereto and by this reference made a part hereof, together with all rights, privileges and easements benefiting said land, located at 17330-17390 Brookhurst Street, Fountain Valley, California and commonly known as City Centre.

     1.12 Review Contingency Date:  November 19, 1997.

      1.13 Service Contracts: All service contracts, management agreements, listing agreements, operating contracts and other agreements affecting the operation or use of the Property (other than Title Matters) if any.

     1.14 Title Company: First American Title Insurance Company
                      115 E. Fifth Street
                      Santa Ana, California 92701
                      Attn:   Dick Hines, National Accounts
                      Telephone No.:    (714) 588-3211
                      Fax No.:  (714) 541-4702

          1.15 The following terms are defined in the Article or Section set forth opposite such terms:

          Term                     Article or Section

          Advisors                      3.1(c)
          Amended Title Commitment      3.2
          Buyer's Broker                7.2
          Buyer's Title Notice          3.6(a)
          Deed                          5.2(a)
          Documents and Materials       3.1(a)
          Due Diligence Information     3.1(c)
          Earnest Money Deposit         2.1
          ERISA                         4.1(d)
          Exchange                      XI
          Exchange Property             XI(a)
          Lender's Title Policy         5.2(d)
          New Lease Obligations         4.2(b)
          Opening of Escrow             3.1(a)
          Owner's Title Policy          5.2(d)
          PMG Lease                     4.9
          Permits                       1.9
          Property Manager              3.1(b)
          Rent Roll                     3.1(a)(i)
          Seller's Certificate          4.8
          Seller's Title Notice         3.6(b)
          Suite 180 Work                4.10
          Survey                        3.2
          Tenant Estoppel Certificate   4.8
          Tenant Notification Letters   5.2(h)
          Title Commitment              3.2
          Title Matters                 3.6(a)
          Work Contract                 4.10


                                  ARTICLE II.
                        Agreement of Purchase and Sale

      2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller and to pay the Purchase Price therefor. Upon full execution of this Agreement, but in no event later than two (2) business days following such execution, Buyer shall deposit with Escrow Agent, in the form of a wire transfer of funds, the sum of $500,000 (the "Earnest Money Deposit"), together with a fully executed copy of this Agreement. Any deposit made by Buyer to Seller or Seller's representative prior to the Opening of Escrow shall be deemed to constitute part of the Earnest Money Deposit and shall be delivered to Escrow Agent by Seller or its representative promptly upon the Opening of Escrow, as defined herein. Upon the Review Contingency Date, in the event Buyer has not elected to terminate this transaction in accordance with the terms of Article III of this Agreement, the Earnest Money Deposit shall be deemed non-refundable to Buyer, except as a result of Seller's default or as a result of the failure of a condition of the Closing in favor of Buyer which is not waived in writing by Buyer on or prior to Closing. All interest on the Earnest Money Deposit will accrue to the benefit of Buyer, and Buyer shall be solely responsible for delivering, at Buyer's option, written instructions to the Escrow Agent concerning the investment of the Earnest Money Deposit or any portion thereof which is held by Escrow Agent, in accordance with the customs and practices of Escrow Agent. At the close of this transaction, the Earnest Money Deposit shall be credited against the Purchase Price and disbursed to Seller along with the balance of the Purchase Price.

      2.2 At least one day before the Closing Date Buyer shall cause such balance of the Purchase Price to be delivered directly to the Escrow Agent for the account of Seller, by wire transfer in immediately available funds, less any credits due to Buyer, plus all sums necessary to pay Buyer's prorations in connection with this transaction. On or before Closing, Seller shall provide Escrow Agent with written wiring instructions identifying the financial institution and the name and number of the account to which Seller's proceeds shall be transferred and credited prior to the close of business of such financial institution on the Closing Date.

      2.3 The Closing shall be held at 9:00 a.m., local time, on the Closing Date at the office of Escrow Agent, or at such other time or such other place as may be mutually agreed upon in writing by the parties.


                                 ARTICLE III.
           Execution of Agreement; Conditions Prior to Closing Date

      3.1 (a) Upon full execution of this Agreement, the party last executing same shall date this Agreement in the space provided on the facing page and on page 1 herein, and shall deliver three (3) fully executed originals of this Agreement to the Escrow Agent and a facsimile copy of the signature page(s) to the other party. Escrow Agent shall thereupon execute all three originals of this Agreement and immediately deliver one fully executed original to Seller, and one fully executed original to Buyer. The date of transmittal by Escrow Agent to Buyer and Seller of this Agreement, as fully executed by Seller, Buyer and Escrow Agent, shall hereinafter be referred to as the "Opening of Escrow".

           To the extent not already furnished or made available to Buyer prior to the Opening of Escrow, Seller shall furnish to Buyer, on or before the Opening of Escrow, copies of the following documents and materials ("Documents and Materials"):

      (i) A rent roll for the Property (the "Rent Roll"), setting forth for each tenant the tenant's name, square footage occupied, unit number, monthly rent, percentage of common area expense reimbursement, lease expiration date (if any), and security deposits actually held by Seller or Property Manager at such time, if any. In addition, under separate cover, Seller shall furnish to Buyer the amount of any prepaid rents and the period for which same have been paid and the amount of any delinquent rents and/or any other arrearages;

     (ii) Copies of all Service Contracts;

     (iii) Copies of the most recent property tax bills received by Seller or Property Manager;

     (iv) Copies of the Leases affecting the Property; and

     (v) Seller's customary monthly management, revenue and expense reports, prepared by Seller and based upon data furnished to Seller by the Property Manager (including operating statements), for 1995, 1996 and for year-to-date 1997, followed by periodic updates of such items customarily prepared by Seller or Property Manager following the Opening of Escrow.

           In addition, Seller shall furnish to Buyer or make available to Buyer, to the extent not already furnished or made available to Buyer prior to the Opening of Escrow, the following items, all of which shall be deemed to be "Documents and Materials" within the meaning of this Agreement, to the extent such Documents and Materials are in the actual possession of Seller or Seller's Property Manager:

     (vi) A site plan for the Property;

     (vii) A list of the Personal Property, if any, maintained at the Property and necessary for the continued operation thereof, to be transferred to Buyer at Closing pursuant to the Bill of Sale attached hereto as Exhibit "I";

     (viii) Copies of the certificate(s) of occupancy for the Property, along with any certifications from governmental agencies in connection with the operation of the Improvements;

     (ix) Maintenance reports for 1996 and year-to-date 1997 and records of any capital improvements made to the Property during the same period of time; and

     (x) Copies of the most recent existing soils, environmental and engineering reports relating to the Property or the Improvements including, without limitation, the most recent Phase I environmental study or report relating to the Property, if any, provided such matters have been based upon tests and/or studies performed during Seller's period of ownership; provided, Buyer acknowledges that any such items shall be delivered or made available without any representation or warranty regarding the accuracy, completeness or any other aspect of such matters.

           (b) Buyer shall have the right to review such records and documents relating to the ownership and operation of the Property as Buyer may reasonably deem appropriate in connection with its due diligence efforts. At any reasonable time during the term of this Agreement, Seller shall, at Buyer's request and at Buyer's sole cost and expense, provide to Buyer's designated independent auditor access to Seller's books and records regarding the Property for the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, to the extent that such books and records are in Seller's possession and control and relate to the period during which Seller held title to the Property. Further, Seller agrees, on a one-time basis at Buyer's sole, reasonable cost and expense, to provide a representation letter regarding the books and records of the Property in substantially the form of Exhibit "B" attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted accounting standards. Seller shall assist and cooperate with Buyer as may be reasonably necessary to facilitate Buyer's investigation, due diligence and review pursuant to this Section 3.1, including access to the files and documents (including, without limitation, tenant files and accounting records for the Property) containing information pertaining to the Property which are maintained at the office of Seller's Property Manager(s), PM Realty Advisors, ("Property Manager") on site at the Property and which have been prepared during Seller's period of ownership; provided, Buyer shall not be entitled to examine records and documents at Seller's home office.

           (c) All Documents and Materials supplied to or made available to Buyer or Buyer's Advisors by Seller as provided in this Section 3.1 are confidential in nature and shall not be released or disclosed by Buyer to any other parties except as set forth in the further provisions of this Section
3.1. All Documents and Materials shall be delivered to Buyer without representation or warranty of any kind from Seller. In the event the Closing of this transaction does not occur for any reason, then Buyer shall return promptly to Seller all of such Documents and Materials, along with copies of any reports, studies, analyses, test results or other environmental documents which are: (i) prepared by or on behalf of Buyer or its agents in the course of Buyer's due diligence investigation; or (ii) furnished or made available by Seller to Buyer pursuant to this Section 3.1 or other applicable section of this Agreement (collectively, the "Due Diligence Information"). In consideration of the Documents and Materials being made available to Buyer, it is understood and agreed that Buyer shall treat all Due Diligence Information confidentially, in accordance with the provisions of this paragraph. Seller's Documents and Materials are to be used solely for purposes of the performance of Buyer's due diligence hereunder and no Due Diligence Information shall be disclosed or delivered by Buyer to any person or entity other than Buyer's attorneys, directors, officers, employees, agents, representatives and consultants, who must be advised of such matters for the purpose of evaluating Buyer's acquisition of the Property (collectively the "Advisors"). The Advisors shall be informed by Buyer of the confidential nature of the Due Diligence Information, shall be directed by Buyer to treat the Due Diligence Information confidentially, and shall agree to be bound by the provisions of this Subsection and to disclose the Due Diligence Information only to the persons and/or entities to whom Buyer is authorized to disclose such matters pursuant to the provisions of this paragraph. Buyer shall not, and shall direct that the Advisors do not, disclose the fact that this Agreement has been executed, or the status of any matter under this Agreement, without Seller's prior written consent to such disclosure and approval of the form thereof. The parties hereto acknowledge that Buyer is a publicly traded Real Estate Investment Trust (REIT) and that the provisions of this Section 3.1 (c) shall not prohibit Buyer from making those disclosures required by, and solely for the purpose of complying with, the regulations of the Securities and Exchange Commission in connection with the operation of the REIT; provided, however, that during the term of this Agreement, Buyer shall provide Seller with prior written notice of its intent to make each such disclosure. Notwithstanding anything contained herein, it is understood and agreed by the parties that all press releases or other public announcements relating to Buyer's purchase of the Property (other than any disclosures compelled by law, an order of a court of competent jurisdiction or a valid subpoena) shall be subject to the prior written approval of the other party hereto, which approval may be granted or withheld in the sole discretion of such other party. Buyer shall defend, protect, indemnify and hold harmless Seller from and against all claims, demands, causes of action, liabilities, losses, damages or expenses asserted against or incurred by Seller by reason of Buyer's unauthorized disclosure of such information in violation of this Section 3.1.

     3.2 On or before the Opening of Escrow, Title Company and/or Seller shall deliver to Buyer: (i) a Title Commitment for the Property, contemplating the issuance of ALTA Extended Coverage (1970 Form B, if available from the Title Company) Owner's Policy of Title Insurance or equivalent thereof ("Title Commitment") issued by the Title Company, in the form customarily used by the Title Company in California, showing title to the Property vested in Seller and committing to issue ALTA Extended Coverage (1970 Form B, if available from the Title Company) Owner's Policy of Title Insurance (or equivalent thereof, subject to variations in conformance with local custom and practice), showing title thereto vested in Buyer, with coverage in the amount of the Purchase Price specifying all easements, liens, encumbrances, restrictions, conditions or covenants of record with respect to the Property and including legible copies of all documents referred to as exceptions to title in the Title Commitment which are available to the Title Company, along with copies of all documents noted therein as specifically recorded exception to title; and (ii) the most recent available survey of the Property, if any (the "Survey"), for the purpose of causing the Title Company to remove the standard general survey exception(s) from the Owner's Title Policy described in Section 5.2(d) herein and substituting therefor any specific survey exceptions disclosed by the
Survey. Within ten (10) days of the Opening of Escrow, Seller shall, at Seller's cost, deliver or cause to be delivered to Buyer a new or updated Survey (to the extent the prior Survey, if any, is insufficient for the Title Company to remove the standard general survey exception((s) as described above) and updated Title Commitment ("Amended Title Commitment") setting forth any new or additional exceptions to title shown or disclosed by the Survey or updated survey (if any). Notwithstanding the foregoing, Seller's failure to cause the updated Survey (if necessary) and the Amended Title Commitment to be delivered to Buyer within the ten (10) day period set forth herein, despite Seller's and Buyer's reasonable good faith efforts, shall not be deemed to be a default by Seller hereunder. The Survey shall be an as-built Survey, prepared by a surveyor registered in the State of California.

     3.3  [Intentionally Omitted]

      3.4 (a) Buyer shall have until 5:00 p.m. (Pacific Time) on the Review Contingency Date to complete, at its own expense, an inspection of the condition of the Property, including verification of current zoning of the Property, and such structural or soils tests or environmental reports as Buyer may contract for. Buyer shall notify Seller in writing, no later than 5:00 p.m. (Pacific Time) on the Review Contingency Date, of its disapproval of or any objection to the condition of the Property (including, without limitation, the physical condition of the Property and the matters listed in Section 3.1 above), in Buyer's sole, absolute and subjective discretion, whereupon this Agreement shall terminate in accordance with Section 3.8 herein. Failure to provide Seller with such written disapproval or objection under this Section
3.4 on or before 5:00 p.m. (Pacific Time) on the Review Contingency Date shall be deemed to constitute approval by Buyer of the condition of the Property, whereupon this Agreement shall remain in full force and effect.

           (b) Seller shall permit Buyer and its representatives full access during normal business hours to make such inspections and tests as Buyer deems necessary to complete its physical review of the Property. Such inspection shall take place upon not less than 24 hours notice to Seller, shall be made at Buyer's own expense, and shall take place only by appointment arranged through Lydia Kennedy ("Seller's Representative") and with a representative of Seller present at all times, and shall be subject to the rights of tenants and/or other occupants of the Property.

           (c) Buyer shall be responsible for obtaining copies of any additional documentation or information concerning the Property as Buyer may deem appropriate in connection with Buyer's due diligence, which shall be coordinated with and obtained through the Property Manager, with the cooperation of Seller. Buyer shall have the right to contact such persons or entities as Buyer may reasonably deem appropriate in connection with its due diligence efforts and Seller shall cooperate with Buyer in arranging interviews and meetings for Buyer with any such persons; provided, neither Buyer nor its agents, consultants or representatives shall contact any tenant(s) of the Property without the prior written consent of Seller, which consent shall not be unreasonably withheld, provided that Buyer's contact with any tenant shall, at Seller's option, be arranged by and conducted in the presence of Seller's Property Manager or other designated representative.

           (d) Seller shall assist and cooperate with Buyer as may be reasonably necessary to facilitate Buyer's investigation, due diligence and review pursuant to this Section 3.4, including Buyer's physical inspection of the Property in order to conduct engineering studies, soil tests and any other inspection and/or tests that Buyer may deem necessary or advisable; provided, Buyer shall not be entitled to perform any tests of any kind which involve drilling, boring, excavation, groundwater testing or similar intrusive or invasive action on or under the surface of the Property without Seller's prior written consent following not less than two (2) business days' written notice setting forth in reasonable detail the nature, extent and location of such tests and the name and contact person of the contractor selected to perform such tests, which consent may be withheld by Seller in its sole and absolute discretion. Failure of Seller to affirmatively consent to such tests or other matters within the time period set forth herein shall constitute Seller's refusal to consent to the performance of such tests or other matters. Buyer shall treat the results of all such tests consented to by Seller as confidential and shall not, except as expressly provided in this Agreement, disseminate the results of such tests, in any form, written or verbal, to any third party and shall cause its consultants to agree in writing to do the same. Buyer shall deliver to Seller copies of all reports, analyses and test results promptly upon Buyer's receipt of same, without warranty or representation from Buyer of any kind.

           (e) Buyer shall defend, indemnify and hold Seller harmless from and against any and all claims, demands, causes of action, liabilities, damages, losses or expenses (including, without limitation, Seller's reasonable attorneys' fees) asserted against or incurred by Seller and resulting from any act or omission of Buyer or Buyer's agents, employees, representatives or consultants relating to Buyer's inspection and testing pursuant to this Section 3.4.

      3.5   If  Buyer  disapproves the condition of the  Property  pursuant  to
Section 3.4, within the time period provided therein, this Agreement shall terminate in accordance with Section 3.8 and Section 3.9 herein. Without limiting the application of any other provision of this Article III, upon such disapproval, Buyer shall promptly return to Seller hereunder all copies of the Due Diligence Information including, without limitation, any other materials and/or documents furnished or made available to Buyer in connection with its review of the Property and a copy of any environmental reports, studies or analyses (along with all back-up data) performed in connection with Buyer's due diligence activities hereunder.

      3.6 (a) Buyer shall have until the earlier of: (i) the Review Contingency Date; or (ii) the date which is five (5) days following its receipt of the updated Survey and Amended Title Commitment in which to give Seller and Escrow Agent written notice ("Buyer's Title Notice") of Buyer's disapproval, which may be based on Buyer's sole, absolute and subjective discretion, or conditional approval of the legal description or any matters shown in the Survey, the Amended Title Commitment, all documents referred to in the Amended Title Commitment and all matters disclosed therein (collectively the "Title Matters"). For purposes of this Section 3.6, recertification of the Survey, written notations of matters shown thereon, or addition of similar ministerial matters shall not delay the time period for delivery of Buyer's Title Notice, or the scheduled Closing Date. In the event the Survey (and any updates thereto)and Amended Title Commitment are not received by Buyer within the time periods set forth in Section 3.2 herein, such failure shall not be deemed to be a default by Seller hereunder; provided, however, in the event Seller is unable to cause such items to be timely delivered to Buyer for any reason, the date for delivery of Buyer's Title Notice, as provided in this Section 3.6, shall be extended on a day-to-day basis until delivery of such items to Buyer, and the Review Contingency Period shall be extended for the same number of days with respect to, and solely for the purpose of, extending the date for delivery of Buyer's Title Notice. The failure of Buyer to timely give Buyer's Title Notice shall be deemed to constitute Buyer's approval of the legal description and all Title Matters.

           (b) If Buyer timely disapproves or conditionally approves any Title Matters, Seller may, within five (5) days after receipt of Buyer's Title Notice, elect to eliminate some or all of the disapproved or conditionally approved Title Matters. In such event, Seller may give Buyer written notice ("Seller's Title Notice") of those disapproved or conditionally approved Title Matters, if any, which Seller shall attempt to cause the Title Company to eliminate from the Owner's Title Policy as exceptions to title to the Property.

          (c) If Buyer approves of Seller's Title Notice within three (3) days of receipt thereof, Seller covenants and agrees to use reasonable efforts to cause the Title Company to eliminate from the Owner's Title Policy, as exceptions to title to the Property, those disapproved Title Matters set forth in Seller's Title Notice; provided, that if as of one (1) business day prior to the Close Date Seller has been unable, despite reasonable efforts, to cause the Title Company to agree to eliminate as exceptions to title any such Title Matters which Seller elected in Seller's Title Notice to attempt to cause to be so eliminated, Seller shall not be in default hereunder, and Buyer may by written notice to Seller either : (a) terminate this Agreement in accordance with Section 3.8 and Section 3.9 herein; or (b) accept title in its then existing condition, and proceed to Closing the Property as otherwise provided herein. Failure of Buyer to deliver to Seller written disapproval of Seller's Title Notice within such three (3) day period following its receipt thereof shall be deemed to constitute Buyer's approval of Seller's Title Notice. Once Buyer shall have approved, or have been deemed to approve, the Title Matters, Buyer shall not have the right to withdraw such approval; provided, however, that if thereafter the Title Company discloses to Buyer a new title exception, then Buyer shall have three (3) days from its receipt of such notice form the Title Company with respect to any such new title exception to approve or disapprove the same by written notice to Seller as provided in Section 3.6, and the Closing Date may be extended solely for the purposes of, and only to the extent necessary, to permit delivery of Buyer's and Seller's Title Notices in connection therewith as provided for in Section 3.6.

           (d) If Seller does not elect to eliminate any disapproved or conditionally approved Title Matters (which election may be based, in whole or in part, upon the cost to eliminate such Title Matter(s), regardless of the party obligated herein to pay such cost or the party which may otherwise agree to pay for such cost), or Buyer disapproves of Seller's Title Notice by written notice to Seller within three (3) days of Buyer's receipt thereof, then this condition shall be deemed to have failed, and Buyer may, by written notice to Seller on or before the later of: (i) the time period for delivery to Seller of Buyer's disapproval of Seller's Title Notice, pursuant to subsection
(c) above; or (ii) the Review Contingency Date, either: (A) terminate this Agreement in accordance with Section 3.8 and Section 3.9 herein; or (B) accept title in its then existing condition, which shall constitute a waiver by Buyer of any such disapproved and uncured Title Matters, and proceed to Closing on the Property as otherwise provided herein.

           (e) Other than liens for non-delinquent property taxes and assessments, Seller shall either satisfy, or otherwise cause to be removed any monetary encumbrances at or before Closing as exception(s) to title in the Owner's Title Policy

      3.7 (a) Seller shall notify Buyer of any damage, or destruction, or threatened condemnation to the Property, which notice shall contain Seller's good faith estimate of the cost to repair such damage, as soon as practicable after Seller receives notice of such occurrence. If, prior to Closing, all or a material part of the Property is destroyed by fire or other casualty or is threatened to be taken or is taken by eminent domain, either Buyer or Seller may terminate this Agreement in accordance with Section 3.8 and Section 3.9 herein by written notice to the other party within five (5) business days of receipt of notice of the damage or condemnation. If neither Buyer nor Seller terminates this Agreement within the time provided, Buyer shall be deemed to have waived the destruction or taking, and this transaction shall be completed as provided in this Agreement, without reduction in the Purchase Price (except to the extent of the deductible under Seller's casualty policy and any non-insured portion of the loss but only in the event Seller does not elect, in its discretion, to repair such damage), and Buyer shall be entitled to receive all insurance proceeds, if any, and eminent domain awards, if any, applicable to the destruction, damage or taking, other than proceeds and awards constituting reimbursement to Seller for repair or restoration work to the Property resulting from such destruction, damage or taking, and performed prior to Closing. Any termination of this Agreement pursuant to this Section 3.7 due to damage, destruction or a taking of the Property shall constitute a termination of this entire Agreement and this transaction, whereupon the provisions of Section 3.8 shall apply. Nothing in this Section 3.7 shall affect the provisions of Section 3.9 herein.

           (b) Seller shall, at Closing and thereafter, execute and deliver to Buyer all required proofs of loss, and assignments of claims and awards. The term "material part" as used in this Section 3.7 shall be deemed damaged or destroyed within the meaning of this Section if: (i) the cost of restoring the Property to its condition prior to the fire or other casualty causing loss, in Seller's good faith business judgment, will exceed $200,000 or (ii) a part of the Property shall be taken or threatened to be taken by eminent domain (which threatened taking shall be in the form of a formal written notice from the appropriate governmental authority), and such taking or threatened taking shall result in the unavailability for leasing or occupancy, at market rates and on market terms, more than five percent (5%) of the then current rental receipts from the Property for a period of more than three (3) months from the Closing Date.

      3.8 Should a termination occur under the terms of this Agreement: (i) Escrow Agent shall refund to Buyer the Earnest Money Deposit, and any accrued interest thereon which was earned while in the possession of Escrow Agent, then held by Escrow Agent; (ii) Buyer and Seller shall have no further liability to each other under this Agreement, except for any liability accruing under
Buyer's indemnification and/or confidentiality obligations to Seller under Sections 3.1, 3.4, 4.2 and/or 7.2, which liability shall survive the termination of this Agreement; and (iii) Buyer shall have no right or claim to or against the Property or any portion thereof, absent a written agreement to the contrary between the parties, as referenced in Section 3.9 herein. Upon such termination, the provisions of Article VI shall apply.

     3.9 Disapproval by Buyer pursuant to this Article III with respect to the Property, accompanied by termination of this Agreement in accordance with the terms hereof, shall be deemed to constitute disapproval and termination of this Agreement with respect to the Property, absent a written agreement executed by the parties, whereupon this Agreement shall terminate in its entirety pursuant to Section 3.8 herein.


                                  ARTICLE IV.
         Representations, Warranties and Covenants of Seller and Buyer

      4.1 Seller covenants and agrees with Buyer that, between the date hereof and the Closing Date:

           (a) Seller shall: (i) cause the Property to be maintained in accordance with all applicable laws; (ii) maintain and operate the Property in the same manner as is consistent with the operation and maintenance of the Property during the period of Seller's ownership of the Property; (iii) keep all insurance policies pertaining to the Property in full force and effect; and
(iv) promptly advise Buyer of any litigation, arbitration or administrative hearing which concerns the Property or may affect Seller's ability to consummate the transaction contemplated hereby, of which Seller has actual knowledge. Without limiting the foregoing provisions of this Subsection (a), Seller shall have no obligation to perform any capital improvements on the Property unless agreed upon in writing between the parties prior to the Closing Date, in the sole discretion of each party.

           (b) If Seller acquires knowledge of any material defect, error or omission in any of Seller's Documents and Materials, Seller shall promptly give Buyer notice with detailed information of such defect, error or omission, and notwithstanding the Contingency Review Date, Buyer shall have five (5) business days from receipt of such notice to submit written objections thereto. Buyer's failure to deliver written objection to Seller within said period shall be deemed to constitute Buyer's waiver of the information contained in said notice and the effect thereof upon the Property and this transaction.

           (c) Seller shall not enter into any binding contract to sell or convey the Property, or enter into any letter of intent for such sale, whether binding or non-binding, with a third party. Upon termination of this Agreement in accordance with the terms hereof, the provisions of this Subsection (c) shall be null and void and of no further force and effect.

           (d) There are not, as of the date of this Agreement, and shall not be as of the Closing, any unfunded, vested liability or employer withdrawal liability under the Employee Retirement Income Security Act of 1974 or the Multi-Employer Pension Plan Amendment Act of 1980 ("ERISA") with respect to any union contracts, pension plans, profit sharing plans and/or employee benefit plans related to Seller and the Property.

      4.2 (a) Seller shall keep Buyer informed of any negotiations or discussions regarding material terms, new Leases or amendments thereto, or termination of existing Leases, promptly upon the occurrence of same and shall, at Buyer's request, provide Buyer with a copy of any such new Lease or amendment. From and after the date of this Agreement, Seller shall not enter into any new Leases, or amendments or terminations of existing Leases at the Property except: on such other terms as may have been approved by Buyer, which approval may not be unreasonably withheld by Buyer; provided, however, in the event Buyer does not disapprove of any such matter within three (3) business days following Buyer's receipt from Seller of the proposed material terms of any such new Lease or amendment thereto, Buyer shall be deemed to have approved such new Lease or amendment thereto and Seller shall thereupon be free to enter into any such new Lease or amendment. Except as set forth herein, from and after the Opening of Escrow, Seller shall not take any action or execute any document which would create a new interest in the Property or cause to be incurred any material liability with respect thereto. In addition, Seller shall not, following the Opening of Escrow, enter into any Service Contract having a material impact on the Property or its operations which shall survive the Closing or which cannot be canceled upon thirty (30) days notice (except in the event of an emergency and/or the inability of any service provider to continue to discharge its duties under an existing Service Contract), without the prior written approval of Buyer, which shall not be unreasonably withheld. Failure of Buyer to respond to Seller's request for any approval under this paragraph within three (3) business days from receipt of such request shall be deemed to constitute Buyer's approval of same and Seller shall be free to enter into such new Lease, or amendment to Lease or new Service Contract during the pendency of this Agreement. Any such new Lease or amendment thereto entered into after the date of this Agreement shall be deemed to be a New Lease Obligation, as defined in the further provisions of this Section 4.2.

           (b) As a condition of Closing, Buyer shall pay for all leasing commissions and tenant improvement costs or allowances incurred in connection with any lease transaction described herein entered into by Seller and approved by Buyer in accordance with Subsection (a) above after the date of this Agreement and prior to Closing in accordance with this Section 4.2 ("New Lease Obligations") as well as any leasing commissions, tenant improvement costs or allowances or other compensation due under existing Leases by reason of an extension of term, renewal of such Lease, expansion of space or exercise of an option for a period which commences following the Closing Date. Notwithstanding the foregoing, Buyer acknowledges Space Vector Corporation's request to renew its Lease for a three (3) year period commencing on November 1, 1997, and Buyer agrees to credit Seller through escrow at the Closing for Buyer's share of the $2,387.25 Lease commission due for and attributable to that portion of the Lease renewal term running from and after the Closing Date. Buyer shall indemnify, defend, protect and hold Seller harmless from all claims, demands, causes of action, liabilities, losses and/or damages asserted against and/or incurred by Seller in connection with Buyer's failure to perform its obligations pursuant to this Section 4.2. Buyer's indemnification obligations hereunder shall survive the Closing Date or earlier termination of this Agreement by Seller pursuant to Article IX in the event of a default by Buyer.

      4.3 Effective as of the Closing Date, Seller shall assume all existing Service Contracts affecting the Property, excluding the current management, leasing and listing agreement. Seller shall terminate its existing management, leasing and listing agreements affecting the Property, effective as of the Closing Date, and Seller shall pay all expenses of such termination.

      4.4 Seller represents and warrants on its own behalf, now and as of the Closing Date, that:

           (a) Seller has the full right, power and authority to enter into this Agreement and to sell the Property to Buyer as provided herein and to carry out Seller's obligations hereunder, and the individuals executing this Agreement on behalf of Seller are fully authorized to do so.

           (b) To Seller's knowledge, there are no pending claims, suits, actions, arbitrations or regulatory, legal, or other proceedings or investigations affecting the Property or Seller's rights and obligations under this Agreement, other than as disclosed to or discovered by Buyer prior to the Review Contingency Date, pursuant to Section 3.1 or otherwise. To Seller's knowledge, there is no pending condemnation of the Property, or any part of it.

           (c) There are no tenant Leases currently in force or effect for the Property and no security deposits or other sums due tenants which are actually held by Seller or Property Manager except as specified on the Rent Roll attached hereto as Exhibit "C" (and as may be updated prior to the Closing to account (in part) for the use or application of any such security deposit(s) by Seller in accordance with the Leases) and, to Seller's knowledge, Exhibit "C" lists all Leases and tenancies, if any, with respect to the Property or any part thereof, as of the date hereof.

          (d)  All of Seller's representations and warranties set forth in this
Section 4.4 shall be true and correct in all material respects as of the Closing Date.

           (e) To Seller's knowledge, Seller has not received any written notice of any material violation of any applicable laws, ordinances, rules, requirements, regulations, building codes or environmental rules of any governmental agency, body or subdivision thereof bearing on the Property and the construction of the Improvements.

          (f) To Seller's knowledge: (i) all documents delivered by Seller to Buyer pursuant to this Agreement are true, accurate, correct and complete copies of originals; (ii) and any and all information prepared by Seller or at Seller's direction and supplied to or made available to Buyer by Seller in accordance with this Agreement is true, accurate, correct, and complete.

           (g) To Seller's knowledge, there are no maintenance contracts, service contracts or any other contracts (whether oral or written) affecting or relating to the Property which will survive the Closing Date, except as approved by Buyer. At the Closing Date, there will be no outstanding contracts entered into by Seller for the construction of any capital improvements (not including normal repairs and maintenance) which have not been fully paid for, and Seller shall cause to be discharged all mechanic's and materialmen's liens arising from any labor or materials furnished to the Property prior to the Closing Date.

          (h) Except for any matters disclosed in the Documents and Materials, Seller has received no written notice, from the date Seller first acquired ownership of the Property to the date of this Agreement, of: (a) any Hazardous Material Activity in, on or from the Property or (b) the presence of any Hazardous Materials in, on or under the Property or any real property adjoining the Property. To Seller's knowledge, the Property has not been used for any Hazardous Material Activity from and after the date on which Seller acquired ownership of the Property and Seller has received no written notice of any proceeding or threatened proceeding with respect to the presence or possible presence of Hazardous Materials on the Property or the migration thereof from or to adjoining real property from and after the date on which Seller acquired ownership of the Property. For purposes of this Subsection (h), "Hazardous Materials" shall include, without limitation, substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq; and those substances defined in such terms in applicable provisions of the laws of the State of California and/or in the regulations adopted and publications promulgated pursuant to said laws. In addition, the term "Hazardous Material(s) Activity" as used herein shall mean the use, generation, manufacture, storage and/or disposal of Hazardous Materials on, under or about the Property or transportation of Hazardous Materials to or from the Property.

      (i) To Seller's knowledge, Seller has not received any written notice that there are any physical or mechanical defects or deficiencies in the condition of the Property which would impair the operation or use thereof, including, but not limited to, the roofs, exterior walls or structural components of the Improvements and the heating, air conditioning, plumbing, ventilating, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located on the Property or in the Improvements.

      (j) There are no attachments, execution proceedings, assignments for the benefit of creditors, insolvency bankruptcy reorganization or other proceedings pending or threatened against Seller, not are any such proceedings contemplated by Seller.

      As used in this Section 4.4 herein, Seller's "knowledge" means the actual knowledge of John Mulvihill and Lydia Kennedy as the Vice-President and Director of Asset Management of Seller, respectively, responsible for the monitoring and limited supervision of the Property Manager for the Property, without duty to inspect the Property or make any independent investigation; provided, it is contemplated that such individuals have reasonably discharged such monitoring and limited supervision of the Property Manager in accordance with Seller's customary practices concerning properties acquired for similar purposes, and will continue to do so until the Closing Date.

      Notwithstanding anything to the contrary contained in this Agreement, if Buyer has actual knowledge that any representation or warranty of Seller is not true and correct as of the Closing Date and shall elect to acquire the Property notwithstanding such fact, Buyer shall be deemed to have waived such specific breach of representation and warranty and to have released Seller from all liability or responsibility in connection therewith, and neither Buyer nor Buyer's permitted assignees or successors shall be entitled to commence any action or to recover damages from Seller based upon such specific breach of a representation and warranty.

      4.5 Except as otherwise represented and warranted in Section 4.4 herein, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning the following matters regarding the Property:

           (i) the nature and condition of the Property, including, but not limited to the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon;

           (ii) the nature and extent of any right-of-way, possession, lien, encumbrance, license, reservation, condition or otherwise;

           (iii) the compliance of the Property or its operation with any laws, ordinances or regulations of any government or other body;

           (iv) the quality, nature, adequacy and physical condition of the Property, including, but not limited to, the structural elements, foundation, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage and utility systems, facilities and appliances;

           (v) the existence, quality, nature, adequacy and physical condition of utilities serving the Property;

           (vi) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property;

          (vii) the presence of any hazardous substances on, under or about the Property or the adjoining or neighboring property;

           (viii) the quality of any labor and materials used in any Improvements on the Real Property; and

           (ix) the possible right of any third party(ies) to use any common area of the Property for community services, performances, public interest information, school activities and similar matters, if applicable; and

          (x)  the economics of the operation of the Property.

     Except as provided herein, in consideration of Buyer's receiving access to the Property as set forth in Article III herein so that Buyer may conduct such studies, costs, investigations, inspections and analyses with respect to the Property as Buyer might desire, Buyer acknowledges and confirms that unless Buyer elects to terminate this Agreement as provided herein, Buyer shall accept Seller's conveyance of the Property to Buyer in an "AS-IS" and "WHERE-IS"
condition, free of any warranty by Seller, except as otherwise expressly provided in this Agreement, and free of any obligation by Seller to perform any repairs or other improvement work with respect to the Property. Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified in this Agreement, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, CONCERNING THE PROPERTY, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IMPLIED IN THIS AGREEMENT, SELLER AFFIRMS, ACKNOWLEDGES AND AGREES THAT THE FOREGOING LIMITATIONS AND DISCLAIMERS IN THIS AGREEMENT ARE NOT INTENDED TO ABROGATE, NULLIFY OR OVERRIDE THE EXPRESS COVENANTS, WARRANTIES AND REPRESENTATIONS OF SELLER SET FORTH IN SECTIONS 4.1, 4.2, 4.3, AND 4.4 HEREIN AND, TO THE EXTENT THE FOREGOING DISCLAIMERS ARE DEEMED TO BE IN CONFLICT WITH THE PROVISIONS OF EITHER OF SAID SECTIONS 4.1, 4.2, 4.3 AND 4.4, THE PROVISIONS OF SUCH SECTIONS SHALL CONTROL.

     4.6  Buyer represents and warrants now and as of the date of Closing that:

           (a) If Buyer (or any permitted assignee of Buyer under Section 12.2 herein) is a partnership or corporation (including, without limitation, a limited liability corporation or company), it is duly organized, validly existing and in good standing under the laws of the state of its formation.

           (b) Buyer has the full right, power and authority to purchase the Property from Seller as provided herein and to carry out Buyer's obligations hereunder, and the person or persons executing this Agreement on behalf of Buyer is/are fully authorized to do so.

          (c) Buyer's purchase of the Property at Closing shall constitute its certification that Buyer, except as expressly warranted and represented by Seller herein,: (i) has inspected and is familiar with the Property; (ii) has had the opportunity to have prepared for Buyer's review such soils, engineering, environmental or hazardous substance reports or such other reports or inspections of any nature relating to the Property as Buyer deemed appropriate; (iii) has purchased the Property on an "AS IS" and "WHERE-IS" basis, relying solely on Buyer's own examination and inspection of the Property, and the express representations contained herein.

          (d)  All of Buyer's representations and warranties under this Section
4.6 shall be true and correct in all material respects as of the Closing Date.

      4.7 All representations, warranties and covenants of Seller and Buyer under this Article IV shall survive the Closing; provided, however, that any claim, action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties must be commenced, if at all, on or before nine (9) months from the Closing Date.

      4.8 Seller shall use its good faith and commercially reasonable efforts to obtain tenant estoppel certificates (collectively, "Tenant Estoppel Certificates" and individually, a "Tenant Estoppel Certificate") duly executed by all of the tenants occupying space in the Improvements. The Tenant Estoppel Certificates shall be in the form of, and upon the terms contained in, Exhibit "E" attached hereto, with such modifications for any particular tenant as may be reasonably requested by Buyer and reflected in the Lease for such tenant(s). Seller shall use its good faith and commercially reasonable efforts to deliver the original executed Tenant Estoppel Certificates of Systems Tax Service,
Environmental Science & Engineering, Pacific Mutual Group Life Insurance Company and Safeco Insurance Company of America ("Credit Tenants") and all other tenants to Buyer not later than three (3) business days prior to the Review Contingency Date. Buyer's failure to disapprove the executed Tenant Estoppel Certificates in writing prior to the Review Contingency Date shall be deemed to constitute Buyer's approval thereof. In the event Seller has been unable to obtain Tenant Estoppel Certificates from all of the tenants in a timely fashion, as set forth herein, and Buyer has elected to nevertheless go forward with the purchase of the Property as set forth in this Agreement, Seller shall deliver to Buyer at Closing its own, separate certificate to Buyer for each of the Credit Tenants from whom a Tenant Estoppel Certificate is not obtained ("Seller's Certificate"), wherein Seller certifies to Buyer the accuracy of the matters set forth in the Tenant Estoppel Certificate(s) relating to such Credit Tenant who fails to deliver Estoppel Certificates in a timely manner. The form of Seller's Certificate is attached hereto as Exhibit "E-1". Seller shall deliver the original executed Seller's Certificates to Buyer not later than two (2) business days prior to the Closing Date. Notwithstanding any other provision of this Section 4.8, the inability or failure of Seller to obtain one or more Tenant Estoppel Certificates, and to deliver such executed documents to Buyer on or before the time provided herein, despite the good faith and commercially reasonable efforts of Seller, and/or its Property Manager, shall not be deemed to be a default of Seller hereunder. Nothing in this Section 4.8 shall be deemed to establish or imply that the obtaining of executed Tenant Estoppel Certificates from each tenant at the Property shall be a condition precedent to the Closing.

      4.9 As a condition of Closing, Pacific Mutual Group Life Insurance Company ( a subsidiary of Seller and herein referred to as "PMG"), as tenant, will enter into a lease with Buyer, as lessor (the "PMG Lease") for the premises presently occupied by PMG in the 17360 building at the Property, which premises is identified as Suites 100, 200 and 300 consisting of approximately 95,245 rentable square feet (the "Premises"), upon the following terms: (a) PMG will accept the Premises in "as is" condition; (b) the initial term of the Lease will be five years commencing on the Closing Date, at a monthly rent of $1.00 per square foot triple net for the first 30 months, and $1.15 per square foot triple net for months 31 through 60 ; (c) tenant will have a renewal option exercisable no later than six months prior to the expiration of the initial term of the Lease at an option rental rate equal to ninety-five percent (95%) of the fair rental value of the premises as of the 60th month of the initial term; and (d) the Lease shall be made on Buyer's lease form for the Property, a copy of which Buyer will provide to Seller within three (3) days following the Opening of Escrow. Buyer and Seller each agree to use its good faith efforts to negotiate a mutually acceptable and commercially reasonable PMG Lease; provided, that in the event Buyer and Seller reach an impass in the PMG Lease negotiations which cannot be resolved to their mutual satisfaction, or Buyer and Seller cannot otherwise agree on a mutually acceptable PMG Lease, then either Buyer or Seller may terminate this Agreement upon written notice to the other and in accordance with Section 3.8.

          4.10 Buyer and Seller acknowledge that Seller, as lessor, has certain obligations to fund the following leasehold improvement allowances to Systems Tax Service ("STS") pursuant to its lease for space at the Property: (i) leasehold improvement reimbursement in the amount of $52,115 upon submission of required STS leasehold improvement invoices for work done in the first floor Suite at the 17390 building of the Property, pursuant to the Fourth Amendment to Office Lease for STS dated April 11, 1996; and (ii) leasehold improvements in the amount of $42,028 for work to be done in Suite 180 of the 17330 building of the Property (the "Suite 180 Work"), pursuant to the Sixth Amendment to Office Lease for STS, dated March 3, 1997, (collectively the "Leasehold Allowances").

                The parties hereby acknowledge that certain approvals are required of STS for finalization and/or modification to any contract for the Suite 180 Work (a "Work Contract"). Seller shall use its best efforts to enter into a Work Contract prior to the Closing. During the term of this Agreement Seller shall keep Buyer informed of any negotiations or discussions regarding material terms or modifications to the Work Contract. Seller shall provide Buyer with a copy of any Work Contract executed prior to the Review Contingency Date, within one (1) business day of Seller's receipt of same. From and after the Review Contingency Date, Seller shall not enter into any new Work Contract or amendment to existing Work Contract except on terms approved by Buyer, which approval may not be unreasonably withheld; provided, however, in the event Buyer does not disapprove any such new Work Contract or amendment within one
(1) business day following receipt thereof, Buyer shall be deemed to have approved said new Work Contract or amendment and Seller shall be free to enter into same. Notwithstanding the foregoing, Seller shall be free to amend a Work Contract without Buyer's prior approval for purposes of effecting change orders approved by STS to be done at STS's cost, or required by any regulatory body or agency having authority over the Suite 180 Work. On the Closing Date the amount of the Leasehold Allowances, less any amounts thereof previously funded to STS or under the Work Contract(s), will be credited to Buyer, and Seller's rights and obligations under the Work Contract(s), and any amendments thereto, will be assigned to Buyer. Notwithstanding anything contained herein, Buyer and Seller agree that Seller's inability to enter into or complete a Work Contract prior to the Closing for reasons beyond Seller's control shall not be deemed to be a default hereunder, and Buyer shall assume, as holder of the lessor's interest, the obligation for execution and/or completion of the Suite 180 Work.

           4.11 Seller has entered into a contract with SCR Construction dated September 11, 1997 (a copy of which will be provided to Buyer on or before the Opening of Escrow) for redecoration of the on-site property management office at the Property (the `Redecoration Contract") to be completed on or before the Closing Date. Seller will pay all outstanding amounts due or owing upon completion of the work pursuant to said Redecoration Contract, and Seller indemnifies, defends and holds Buyer harmless from any and all claims, demands, causes of action, liabilities, costs and/or expenses incurred by Buyer in connection with any claim for payment owing for work performed under the Redecoration Contract.


                                  ARTICLE V.
                          Action on the Closing Date

     5.1 Buyer shall take the following actions on or before the Closing Date, the satisfaction or written waiver of each of which shall be deemed to be a condition precedent to Seller's Closing obligations hereunder:

          (a) Seller shall have received, on the date of Closing, confirmation by Escrow Agent of receipt of Buyer's funds in the amount of the Purchase Price (adjusted for credits or debits for all prorations under Section 5.3) and Escrow Agent's unconditional commitment to disburse said funds by wire transfer to the account of Seller at the financial institution designated by Seller in its instructions to Escrow Agent prior to Closing, in sufficient time for investment at such institution's customary rate paid to Seller;

          (b) Seller shall be provided on the date of Closing with an executed duplicate original of the documents listed under subsections (e), (f), (g), (m) and (n) of Section 5.2 below.

           (c) Seller shall be provided on the date of Closing with a fully executed duplicate original of the PMG Lease required under the provisions of
Section 4.9 herein.

      5.2 Seller shall provide or cause to be provided to Buyer the following items, on or before the Closing Date, the provision of which shall be deemed to be a condition precedent to Buyer's Closing obligations hereunder:

           (a) An executed and acknowledged California grant deed for the Property (collectively, the "Deed") in the form of Exhibit "D";

          (b) Originals (or copies if such originals are not available) of all executed Leases, if any, in accordance with Section 4.2 herein;

          (c) All keys for the Property in the possession or control of Seller (properly labeled);

           (d) An ALTA Extended Coverage (1970-Form B, if available from the Title Company) Owner's Policy of Title Insurance, or equivalent thereof, for the Property in the form customarily used in the State of California (subject to variations in conformance with local custom and practice), issued by the Title Company and dated as of the Closing Date, with coverage in the amount of the Purchase Price, setting forth the legal description of the Property and showing title vested in Buyer, subject only to the Permitted Exceptions, together with such endorsements as Buyer may request (and the Title Company may agree to issue) (the "Owner's Title Policy"); provided, however, in the event Buyer desires an "extended coverage" form of Owner's Title Policy and/or one or more lender's title Policy ("Lender's Title Policy"), Buyer shall so inform the Title Company, and the Owner's Title Policy and Lender's Title Policy, if applicable, shall contain "extended coverage" in accordance with the statutes, regulations, customs and/or practices of the State of California . In the event Buyer uses third-party financing in connection with the funding of the Purchase Price, the Title Company shall issue the Lender's Title Policy in favor of such Lender; provided, however, nothing herein shall be construed to mean that the obtaining of any financing or the issuance of one or more Lender's Title Policy is a condition to the performance of Buyer's obligations hereunder. The premium for the Owner's Title Policy and Lender's Title Policy and any endorsements thereto shall then be allocated between the parties pursuant to Section 7.1 herein.

           (e) An executed duplicate original of the Assignment and Assumption of Rights, Warranties and Permits in the form of Exhibit "F";

           (f) An executed duplicate original of the Assignment and Assumption of Service Contracts in the form of Exhibit "G".

           (g) An executed duplicate original of the Assignment and Assumption of Leases in the form of Exhibit "H".

           (h) Letters executed by Seller, in form reasonably satisfactory to Buyer, notifying each of the tenants at the Property of the change of ownership of the Property, and directing such tenants to make all payments following the Closing Date which are due under the Leases to such party and at such address as Buyer may designate ("Tenant Notification Letters"). Buyer shall be responsible for delivery of all such Tenant Notification Letters outside of Escrow, not sooner than the recordation of the Deed and receipt by Seller of the Purchase Price, and Escrow Agent shall have no responsibility therefor;

           (i) An original executed Bill of Sale for the Personal Property identified in Exhibit "I" attached hereto, reciting that such transfer is on an "AS-IS" and "WHERE-IS" basis; provided, Exhibit "1" to the Bill of Sale may, at Seller's election, list only the Personal Property excluded from the transfer or, alternatively, Exhibit "1" may be eliminated in the event all Personal Property (if any) located at the Property is included in the transfer;

           (j) An updated Rent Roll, dated as of the end of the last full calendar month prior to the Closing Date;

          (k) A certification duly executed by Seller under penalty of perjury in the form of, and upon the terms set forth in Exhibit "J", setting forth Seller's address and federal tax identification number and certifying that Seller is not a foreign entity in accordance with and/or for the purpose of the provisions of Section 1445 (as may be amended) of the Internal Revenue Code of 1954, as amended, and any regulations promulgated thereunder;

           (l) The PMG Lease required under the provisions of Section 4.9 herein executed in duplicate original by PMG;

          (m) An executed duplicate original of the Assignment of Contract, if any, required under Section 4.10; and

           (n) An executed duplicate original of the Tenant Allowances Escrow Agreement required under the provisions of Section 7.4 herein.

      5.3 The following items will be prorated as of the Closing Date on a per diem basis: rents (including any adjustments and other charges, if any, paid by the tenants under the Leases as pass-through items); merchants' association dues and advertising charges, if any; the current year's real estate taxes and assessments (calculated on the most recent available tax bill and reprorated after Closing based upon the actual tax bill for the period in which the Closing occurred, and again reprorated, if necessary, due to any change in the assessed value or tax rate of the Property following a pending assessment appeal by Seller or a separate reassessment due to the change in ownership of the Property pursuant to this transaction), amounts payable or paid under Service Contracts assumed by Buyer, as set forth in Section 4.3 herein, and utilities; provided, however, rent and all other sums which are due and payable to Seller by any tenant but uncollected as of Closing shall not be adjusted, but Buyer shall cause such sums for the period prior to Closing to be remitted to Seller if, as and when collected pursuant to Article VIII of this Agreement. Notwithstanding the foregoing, utilities shall be prorated only to the extent Seller is unable, despite its best efforts, to cause the providers of utilities services to the Property to read the meters and, in cooperation with Buyer, to cause such providers to change the name of the responsible party for payment of such utilities from Seller to Buyer, effective as of the Closing Date. The account of Seller or Buyer shall be debited or credited, as the case may be, on the closing settlement statement to reflect these prorations, and the Purchase Price to be paid to Seller shall be similarly adjusted. Security deposit(s) and pre-paid rents under Leases shall be credited to Buyer at the Closing. Buyer and Seller agree to use reasonable efforts to prepare and deliver to Escrow Agent a schedule of tentative rental adjustments three (3) business days prior to the Closing of this Agreement. Any such adjustments not determinable or not agreed upon as of the Closing shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash or by wire transfer of funds as soon as practicable following the Closing of this Agreement. A copy of the schedule of adjustments as agreed upon by Buyer and Seller shall be delivered to Escrow Agent as soon as practicable prior to the Closing. For purposes of this Section 5.3, Buyer shall be deemed to be the owner of the Property as of 12:01 A.M. on the Closing Date, regardless of the actual hour on which Closing occurs or recordation of the Deed takes place. This transaction shall in no event close later than the Closing Date, as defined in Section 1.2 hereof.

      5.4 Any property and liability insurance on the Property maintained by Seller shall terminate on the Closing Date.

      5.5 Seller shall deliver possession of the Property to Buyer on the Closing Date.

      5.6 In addition to the matters set forth in Section 5.2 herein, the Closing shall be subject to the satisfaction, or Buyer's written waiver, of the following conditions, for the benefit of Buyer:

          (a) The Title Company shall be unconditionally prepared to issue the Owner's Title Policy, subject only to the Permitted Exceptions;

           (b) Seller shall have duly performed each and every covenant and agreement to be performed by Seller pursuant to this Agreement and Seller's representations, warranties and covenants shall be true and correct as of the Closing Date subject to the provisions of Section 4.4 herein.

           (c) Buyer shall have received the Tenant Estoppel Certificates and/or Seller's Certificates in the form and in the manner required by Section
4.8 herein.

      5.7 In addition to the matters set forth in Section 5.1 herein, the Closing shall be subject to the satisfaction, or Seller's written waiver, of the following conditions, for the benefit of Seller:

     (a) Buyer shall have duly performed each and every covenant and agreement to be performed by Buyer pursuant to this Agreement and Buyer's representations, warranties and covenants as set forth in this Agreement shall be true and correct as of the Closing Date, subject to the provisions of
Section 4.4 herein.


                                  ARTICLE VI.
                                  Termination

      Should this transaction not close on or before 5:00 p.m., local time, as of the fifth day following the Closing Date, for reasons other than a default by Buyer (in which case Article IX herein shall govern) or a default by Seller (in which case Article X herein shall govern) either party may, by delivery of written notice to the other and to the Escrow Agent, terminate this Agreement, whereupon each party shall pay one-half (1/2) of Escrow Agent's normal
cancellation  charges.   Such exercise of the right of  termination  by  either
party shall constitute a waiver of any rights, claims, causes of action or demands either party may have against the other or the Property, or any portion thereof, due to such failure of this transaction to close on or before the Closing Date, except for any liability accruing under Buyer's indemnification and/or confidentiality obligations to Seller pursuant to Sections 3.1, 3.4, 4.2 and/or 7.2 herein, which liability shall survive the termination of this Agreement. Upon such termination, pursuant to this Article VI, Buyer shall return to Seller, within five (5) days following such termination, all of Seller's Documents and Materials provided or made available to Buyer by Seller hereunder, along with copies of Buyer's Due Diligence Information compiled in accordance with Article III herein, and Buyer shall be entitled to the prompt return of the Earnest Money Deposit deposited with Escrow Agent, together with any accrued interest thereon which was earned while in the possession of Escrow Agent, whether or not previously released to Seller in accordance with the terms of this Agreement, unless Buyer is in default hereunder, in which event the Earnest Money Deposit shall be non-refundable and Buyer shall pay the full amount of Escrow Agent's normal cancellation charges. In the event the Closing does not occur and this transaction is terminated by reason of a default by Seller, Seller shall pay the full amount of Escrow Agent's normal cancellation charges. The provisions of this Article shall not limit or affect the provisions of Section 3.8 herein.


                                 ARTICLE VII.
                             Costs and Commissions

      7.1 Seller shall pay the premiums for the Owner's Title Policies allocable to standard coverage, the cost of the Survey, and updated Survey (if any), its own legal fees, state sales tax and grantor's documentary transfer tax (if any). Buyer shall pay any additional title premiums attributable to extended (survey) coverage and any endorsements to the Owner's Title Policy requested by Buyer and agreed to by the Title Company, the entire cost of the Lender's Title Policy, if any, and any endorsements thereto, its own legal fees, all fees and expenses relating to its inspection and testing of the Property or its review of the books and records relating to the Property, the cost of recording the Deed. Seller and Buyer will share equally all other closing fees and closing costs (to the extent consistent with local custom and practice), including, without limitation, Escrow Agent's fees and expenses, subject to the provisions of Article VI herein.

      7.2 In connection with the transaction contemplated by this Agreement, Buyer has agreed, pursuant to a separate document, to pay to Steve Levine ("Buyer's Broker") at Closing compensation in an amount set forth in such separate agreement. Buyer and Seller each represent to the other that they have not entered into any other agreement or incurred any other obligation which might result in the obligation to pay a real estate sales or brokerage commission or finder's fee to any other person or entity with respect to this transaction. Buyer and Seller each agree to indemnify, defend and hold the other harmless from and against any and all claims, demands, causes of action, liabilities, costs and/or expenses (including reasonable attorney's fees and costs) asserted against or incurred by the other party as a result of any claim or assertion made by any person to a right to a real estate sales or brokerage commission or finder's fee in connection with this transaction, to the extent such claim or assertion is based on the actual or alleged acts or omissions of the indemnifying party, its broker or representative. The obligations of Buyer and Seller under this Section 7.2 shall survive the Closing Date or the earlier termination of this Agreement pursuant to its terms.


                                 ARTICLE VIII.
                           Post-Closing Cooperation

      If, as of Closing Date, there is any accrued and delinquent rent due from any tenant then in occupancy, and Seller advises Buyer of that fact on or before the Closing Date by means of the Rent Roll or otherwise, Buyer shall use its good faith and commercially reasonable efforts to collect such delinquent rent following Closing; provided, however, Buyer shall not be required to incur any out-of-pocket expense or liability in doing so. The good faith and commercially reasonable efforts required of Buyer shall not be deemed to include the institution of any litigation. All rent collected by Buyer from such delinquent tenant(s) shall be applied by Buyer first, to rent and other charges currently due Buyer for the period from and after the Closing Date and second, to rent and other charges due to Seller for the period prior to the Closing Date. Notwithstanding the foregoing, Seller shall retain the right to pursue, at Seller's sole cost, any and all actions or proceedings against: (i) any former tenants or occupants of the Property, who are not subject to existing Leases at the Property or who are in breach of their Leases by reason (in part) of their abandonment of the leased premises prior to the end of the term of their Lease; or (ii) any remaining tenants of the Property who are delinquent in payment of rent and/or other charges for a period of sixty (60) days or more as of the Closing Date, for delinquent rents and/or other cause(s) of action, and any amounts collected by Seller pursuant to such actions or proceedings shall be the sole property of Seller. Buyer hereby assigns any cause(s) of action or claim(s) it may have against such persons for the period prior to Closing to Seller, and Buyer shall have no responsibility in connection with the prosecution of said actions or proceedings.


                                  ARTICLE IX.
                               Default by Buyer

     IF THE CLOSING OF THIS TRANSACTION FAILS TO OCCUR ON OR BEFORE THE CLOSING DATE AS A RESULT OF BUYER'S BREACH OF THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE BY INITIALING THIS AGREEMENT IN THE SPACE PROVIDED BELOW THAT:

      (I) THE EARNEST MONEY DEPOSIT BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES WHICH THE PARTIES ESTIMATE MAY BE SUFFERED BY SELLER AS THE RESULT OF BUYER'S DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WHICH DAMAGES WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX, THAT THE EARNEST MONEY DEPOSIT CONSTITUTES A REASONABLE ESTIMATE OF SELLER'S DAMAGES IN SUCH EVENT, AND THAT THE REMEDY PROVIDED FOR HEREIN IS NOT A PENALTY OR FORFEITURE AND IS A REASONABLE LIMITATION ON BUYER'S POTENTIAL LIABILITY AS A RESULT OF SUCH DEFAULT; AND

      (II) AS A RESULT OF BUYER'S BREACH OF THIS AGREEMENT AND FAILURE OF THE CLOSING TO OCCUR ON OR BEFORE THE CLOSING DATE, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND THE ESCROW BY WRITTEN NOTICE TO ESCROW AGENT, WHEREUPON SELLER AND ESCROW AGENT SHALL THEREUPON BE RELEASED FROM THEIR RESPECTIVE OBLIGATIONS THEREUNDER TO SELL THE PROPERTY TO BUYER OR ITS PERMITTED ASSIGNEE, AND SELLER SHALL RETAIN THE EARNEST MONEY DEPOSIT (OR ESCROW AGENT SHALL RELEASE THE EARNEST MONEY DEPOSIT AND ALL ACCRUED INTEREST THEREON TO SELLER, TO THE EXTENT NOT ALREADY SO RELEASED) AS LIQUIDATED DAMAGES, WHICH DAMAGES SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY HEREUNDER IN THE EVENT OF SUCH BREACH, EXCEPT FOR SELLER'S RIGHTS AND REMEDIES FOR A SEPARATE BREACH, IF ANY OF THE CONFIDENTIALITY AND INDEMNIFICATION PROVISIONS OF THIS AGREEMENT.


          /s/ JCM /s/ DC                            /s/ VJC
          Initials of Seller                      Initials of Buyer


                                  ARTICLE X.
                               Default by Seller

      In the event of a default by Seller under the terms of this Agreement, Buyer shall have the right either: (i) to purchase the Property notwithstanding such default, whereupon such default shall be deemed waived; or (ii) to terminate this Agreement by notice furnished to Seller and to Escrow Agent, whereupon Buyer will be entitled to a refund of the Earnest Money Deposit and all interest accrued thereon, if any, held by Escrow Agent, and Buyer shall be entitled to pursue an action against Seller at law for damages; provided, however, Buyer shall have no right of action against Seller or subsequent owners of the Property at equity, for specific performance of this Agreement or otherwise, for purposes of asserting a claim of title to and/or possession of all or any portion of the Property.


                                  ARTICLE XI.
                              Exchange Provisions

           Seller acknowledges that Buyer may elect to engage in a tax-deferred exchange ("Exchange") pursuant to Section 1031 of the Internal Revenue Code. To effect this Exchange, Buyer may assign its rights in, and delegate its duties under, this Agreement to an exchange accommodator which Buyer shall determine. As an accommodation to Buyer, Seller agrees to cooperate with Buyer in connection with the Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

      (a) Seller shall have no obligation to take title to any property in connection with the Exchange, nor shall Seller have any liability to Buyer in connection with any such property ("Exchange Property");

      (b) Buyer shall be solely responsible, and Seller shall have no responsibility whatsoever, for negotiating any and all agreements, escrow instructions and other documents (collectively "Exchange Documents") with respect to the Exchange Property, as well as for any and all investigations, approvals and/or other actions required to be taken or permitted to be taken by Buyer under the Exchange Documents;

      (c) Seller shall in no way to be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any Exchange Property and/or the Exchange, and Buyer shall reimburse Seller for any professional fees including, without limitation, actual attorneys' fees which Seller may incur with respect thereto;

     (d) In no way shall the Closing of this transaction be contingent upon or otherwise subject to the consummation of the Exchange, and the escrow shall timely close in accordance with the terms of this Agreement, notwithstanding any failure, for any reason, of the parties to the Exchange to effect same;

      (e) Buyer shall not be relieved of any obligations which would otherwise survive the Closing by reason of effecting the Exchange contemplated herein, and all such obligations of Buyer shall survive the Closing in the same fashion as if the Exchange had not taken place;

      (f) Seller shall not be required to make any representations or warranties, or to assume any obligations, or to spend any sum or to incur any personal liability whatsoever in connection with the Exchange;

      (g) No representations, warranties, covenants and/or indemnification obligations set forth in this Agreement shall be affected or limited by Buyer's use of an exchange accommodator and shall survive the Exchange and shall continue to inure from Buyer for the benefit of Seller. No provision of any separate instruction or related instruction from Buyer, the exchange accommodator and/or any other party shall be deemed to modify the terms of this Agreement or any rights of Seller hereunder; and

      (h) Buyer agrees to indemnify, protect, defend (with counsel chosen by Seller) and hold harmless Seller from and against any and all claims, demands, causes of action, liabilities, costs and expenses (including, without limitation, actual attorneys fees) asserted against and/or incurred by Seller in connection with the Exchange or attempted Exchange.

      Seller makes absolutely no representations or warranties of any kind or nature, express or implied, that tax-deferred exchange treatment is available to Buyer with respect to the Exchange, or that such a transaction will qualify in any respect for such treatment, and Seller shall incur no liability if the Exchange fails to qualify for tax-deferred treatment for any reason. If Seller defaults under the terms of this Agreement, then Seller shall be liable to Buyer for only those damages which would have occurred if Buyer had not included the Property in any Exchange. Specifically excluded from such damages for which Seller would be liable, but not by way of limitation, are any consequential damages Buyer may incur because of a loss of tax advantages, tax deferral or other detrimental tax impacts upon Buyer caused by Seller's default. Buyer hereby acknowledges and represents to Seller that Buyer is relying solely and entirely upon the advice of Buyer's own attorneys and consultants with respect to any and all aspects of any such Exchange. In no event whatsoever shall the obligations of Buyer under this Agreement be contingent upon the inclusion of this transaction and/or the Property as part of any Exchange in which Buyer may become involved.


                                 ARTICLE XII.
                                 Miscellaneous

      12.1 All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by telecopy or other facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:

          Seller:        Pacific Life Insurance Company
                    700 Newport Center Drive,
                    Newport Beach, California  92660
                    Attention: John C. Mulvihill,
                                  Vice President, Sales and Acquisitions
                               Lydia Kennedy, Director, Asset Management
                    Fax No:        (714)760-9680

          Copy to:  Pacific Life Insurance Company
                    700 Newport Center Drive
                    Newport Beach, California  92660
                    Attn:          June E. Knuth, Esq.
                    Fax No:   (714) 640-3706

          Buyer:    Arden Realty Limited Partnership
                    9100 Wilshire Boulevard
                    East Tower, Suite 700
                    Beverly Hills, California 90212
                    Attn:     Richard S. Ziman
                    Telephone No:  (310) 271-8600
                    Fax No:    (310) 274-6218

          Copy to:  Jeffer, Mangels, Butler & Marmaro
                    2121 Avenue of the Stars, 10th Floor
                    Los Angeles, California 90067
                    Attn:          Scott M. Kalt, Esq.
                    Telephone No:  (310) 785-5314
                    Fax No:        (310) 203-0567

     All Notices in accordance with the terms hereof shall be deemed given upon actual receipt thereof whether delivered by first-class mail, postage prepaid, personally, or by courier or messenger service, or facsimile transmission to the numbers given above, provided electronic confirmation of such facsimile transmission is received by the noticing party. Either party hereto may change the address or facsimile number for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 12.1.

      12.2 Buyer may not assign this Agreement or its rights and obligations hereunder without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion; provided, however, Buyer shall be entitled to assign this Agreement, upon prompt notice to Seller but without Seller's prior consent, to an affiliate of Buyer. For purposes of this Section 12.2, an "affiliate" of Buyer is an entity which controls Buyer, or is controlled by or under common control with Buyer. Any assignment hereunder will be subject to the terms and provisions of this Agreement; provided, however, that upon such assignment such Assignee shall succeed to all of the rights and obligations of Buyer hereunder, and agrees to execute all documents and perform all obligations pursuant to this Agreement. Notwithstanding any assignment of this Agreement, the Assignor shall not be relieved of its obligations to complete this transaction and pay the Purchase Price to Seller as provided for herein.

     12.3 Each party agrees to execute any additional documents or supplemental escrow instructions as may be reasonably necessary to comply with the terms of this Agreement, provided that such instructions are not in conflict with the terms hereof and that if a conflict exists, the provisions of this Agreement shall prevail.

      12.4 This is the entire agreement between Seller and Buyer pertaining to the sale of the Property and supersedes any prior written or oral understandings. Any amendment to this Agreement must be in writing. This Agreement will be governed by the laws of the state in which the Property is located.

     12.5 The prevailing party in any litigation, including any appeal, arising out of this Agreement will be entitled to its reasonable attorney's fees, costs and expenses incurred in connection with the prosecution or defense of such action.

      12.6 All Exhibits referred to are attached to this Agreement and are incorporated herein by reference.

      12.7 In the event this Agreement is terminated by the default of Buyer or Seller, any escrow termination fee or charges of Escrow Agent will be borne by the defaulting party.

      12.8 This Agreement may be executed in separate counterparts, each of which will be deemed an original, and all of which together will constitute one instrument.

     12.9 Time is of the essence of this Agreement.

      12.10 The heading, captions and titles used in this Agreement are for convenience only and shall not be deemed in any way to limit or amplify the terms and provisions of this Agreement.

      12.11 If any date of significance hereunder falls upon a Saturday, Sunday, or legal holiday such date will be deemed moved forward to the next day which is not a Saturday, Sunday, or legal holiday. The terms "working day" or "business day" shall mean days elapsed exclusive of Saturdays, Sunday, or legal holidays.

      12.12 This Agreement is not intended to confer any benefit upon, or create any contractual right in, any person or entity other than the parties hereto.

      12.13 In the event this Agreement is not fully executed by Buyer and Seller on or before November 5, 1997, this Agreement shall be null and void and neither party shall have any liability to the other hereunder.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:                                   BUYER:

PACIFIC LIFE INSURANCE COMPANY            ARDEN REALTY LIMITED PARTNERSHIP,
a California corporation                  a Maryland limited partnership


By:  /s/ John C. Mulvihill                By:  ARDEN REALTY, INC.
Name: John Mulvihill                           a Maryland corporation
Title:  Vice President                         Its:   General Partner

By:  Debra Cunningham                          By:  /s/ Victor J. Coleman
Name:  Debra Cunningham                             Victor J. Coleman
Title:  Assistant Secretary                         President & COO




Dated November 4, 1997                    Dated: November 4, 1997




      Escrow Agent acknowledges receipt of a fully executed copy of this Agreement, and by its signature hereby accepts and agrees that the provisions of this Agreement, and any amendment thereto as may be executed by Buyer and Seller, shall constitute instructions and control the deposit and disposition of funds by the Escrow Agent hereunder.

ESCROW AGENT:

/s/ J. M. Moore

FIRST AMERICAN TITLE INSURANCE COMPANY

Title: A. V. President

Date: 11-5-97